                                                                    EXHIBIT 10.1

IBM BUSINESS PARTNER AGREEMENT                                        [IBM LOGO]

DISTRIBUTOR/RESELLER PROFILE FOR WORKSTATION SOFTWARE
--------------------------------------------------------------------------------

We welcome you as our remarketer of workstation software which includes Programs and Services from the IBM Corporation or the Lotus Development Corporation, an IBM Company, or both.

This Profile covers the details of your approval as our Business
Partner-Distributor for Workstation Software or as our Business
Partner-Reseller for Workstation Software, to actively market and diligently promote Programs and Services.

By signing below, each of us agrees to the terms of the following (collectively called the "Agreement"):

        (a) this Profile;

        (b) General Terms (Zl25-5478);

        (c) the applicable Attachments referred to in this Profile; and

        (d) Exhibits.

This Agreement and its applicable transaction documents are the complete agreement regarding this relationship, and replace any prior oral or written communications between us. Once this Profile is signed, 1) any reproduction of this Agreement or a transaction document made by reliable means (for example, photocopy or facsimile) is considered an original, to the extent permissible under applicable law and 2) all Programs and Services you market and Services you perform under this Agreement are subject to it. If you have not already signed an Agreement for Exchange of Confidential Information (AECI), your signature on this Profile includes your acceptance of the AECI.

After signing this Profile, please return a copy to the address shown below.


Revised Profile (yes/no):   No             Date received by IBM/Lotus:
                         ----------------                             ----------------
Agreed to: (Business Partner name)         Agreed to:
           Software Spectrum, Inc.         (IBM/Lotus Country Organization Name)

By  /s/ [ILLEGIBLE]                        By
  ----------------------------------------    ----------------------------------------
            Authorized signature                       Authorized signature

Name (type or print):                      Name (type or print):  Joseph P. McLaughlin

Date:                                      Date:

Business Partner no.:                      IBM/Lotus address:

Business Partner address:                       Lotus Development Corporation
                                                55 Cambridge Parkway
Software Spectrum, Inc.                         Cambridge, MA   02142
2140 Merritt Drive
Garland,  TX  75041

                          DETAILS OF OUR RELATIONSHIP


Contract Start Date (month/year): 7/97                     Duration:  2  years
                                  -----                             -----------

RELATIONSHIP APPROVAL/ACCEPTANCE OF ADDITIONAL TERMS:

For each approved relationship and additional terms, each of us agrees to the terms of the following by signing this Profile. Copies of the Attachments are included.

                                                          APPLICABLE
APPROVED RELATIONSHIP                                      (YES/NO)         ATTACHMENT
Remarketer Terms Attachment for Workstation Software         yes            Z125-5496-00 11/96
                                                             -----

Distributor Attachment for Workstation Software              no             Z125-5493-00 11/96
                                                             -----

  You are approved to market to:

        Remarketers                                          no
                                                             -----

Reseller Attachment for Workstation Software                 yes            Zl25-5492-00 11/96
                                                             -----

  You are approved to market to:

        End Users                                            yes
                                                             -----

        Remarketers                                          no
                                                             -----

ADDITIONAL TERMS:

Advantage Attachment for Distributors                                       Z125-5367-03  3/97
of Workstation Software                                      no
                                                             -----

Advantage Attachment for Resellers                                          Z125-5368-03  3/97
of Workstation Software                                      yes
                                                             -----

Passport Attachment for Distributors                                        Z125-5565-00 03/97
of Workstation Software                                      no
                                                             -----

Passport Attachment for Resellers                                           Z125-5566-00 03/97
of Workstation Software                                      yes
                                                             -----

Academic Programs Attachment                                                Z125-5563-00 03/97
for Distributors of Workstation Software                     no
                                                             -----

Academic Programs Attachment                                                Z125-5564-00 03/97
for Resellers of Workstation Software                        yes
                                                             -----

Federal Alliance Offering Attachment                                        Z125-5347-01 03/97
for Distributors of Workstation Software                     no
                                                             -----

Federal Alliance Offering Attachment                                        Z125-5346-01 03/97
for Resellers of Workstation Software                        yes
                                                             -----

PROGRAMS AND SERVICES:

You are approved to market the Programs and Services listed in the Workstation Software Exhibit.

Workstation Software Programs requiring certification are specified in the Exhibit.

The terms of the Exhibit apply to the Programs and Services listed in it.


MINIMUM ANNUAL ATTAINMENT (annual objective of your sales of Programs to your Customers. The amount of a sale is the price you paid us for the Program):

                                                                ---------------

Resellers:   $3.OM in combined Lotus and IBM Programs
             A minimum of $1.0M of the $3.OM must be in each of the Lotus and IBM brands

IBM BUSINESS PARTNER AGREEMENT                                        [IBM LOGO]
GENERAL TERMS

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


SECTION          TITLE                                                         PAGE
1.  Definitions .............................................................   2

2.  Agreement Structure and Contract Duration ...............................   3

3.  Our Relationship ........................................................   4

4.  Status Change ...........................................................   5

5.  Confidential Information ................................................   5

6.  Marketing Funds and Promotional Offerings ...............................   6

7.  Production Status .......................................................   6

8.  Patents and Copyrights ..................................................   6

9.  Liability ...............................................................   7

10. Trademarks ..............................................................   7

11. Changes to the Agreement Terms ..........................................   8

12. Internal Use Products ...................................................   8

13. Demonstration, Development and Evaluation
    Products ................................................................   8

14. Electronic Communications ...............................................   9

15. Geographic Scope ........................................................   9

16. Governing Law ...........................................................   9

IBM BUSINESS PARTNER AGREEMENT                                        [IBM LOGO]
GENERAL TERMS

--------------------------------------------------------------------------------

1.     DEFINITIONS

       BUSINESS PARTNER is a business entity which is approved by us to market Products and Services under this Agreement.

       CUSTOMER is either an End User or a Remarketer. We specify in your Profile if we approve you to market to End Users or Remarketers, or both.

       END USER is anyone, who is not part of the Enterprise of which you are a part, who uses Services or acquires Products for its own use and not for resale.

       ENTERPRISE is any legal entity (such as a corporation) and the subsidiaries it owns by more than 50 percent. An Enterprise also includes other entities as IBM and the Enterprise agree in writing.

       LICENSED INTERNAL CODE is called "Code". Certain Machines we specify (called "Specific Machines") use Code. International Business Machines Corporation or one of its subsidiaries owns copyrights in Code or has the right to license Code. IBM or a third party owns all copies of Code, including all copies made from them.

       MACHINE is a machine, its features, conversions, upgrades, elements, accessories, or any combination of them. The term "Machine" includes an IBM Machine and any non-IBM Machine (including other equipment) that we approve you to market.

       PRODUCT is a Machine or Program, that we approve you to market, as we specify in your Profile.

       PROGRAM is an IBM Program or a non-IBM Program provided by us, under its applicable license terms, that we approve you to market.

       RELATED COMPANY is any corporation, company or other business entity:

         1. more than 50 percent of whose voting shares are owned or controlled indirectly, by either of us, or

         2. which owns or controls, directly or indirectly, more than 50 percent of the voting shares of either of us, or

         3. more than 50 percent of whose voting shares are under common ownership or control directly or indirectly with the voting shares of either of us.

       However, any such corporation, company or other business entity is considered to be a Related Company only so long as such ownership or control exists. "Voting shares" are outstanding shares or securities representing the right to vote for the election of directors or other managing authority.

       REMARKETER is a business entity which acquires Products and Services, as applicable, for the purpose of marketing.

       SERVICE is performance of a task, provision of advice and counsel, assistance, or use of a resource (such as a network and associated enhanced communication and support) that we approve you to market.

2.       AGREEMENT STRUCTURE AND CONTRACT DURATION

         PROFILES

         We specify the details of our relationship (for example, the type of Business Partner you are) in a document called a "Profile." Each of us agrees to the terms of the Profile, the General Terms, the applicable Attachments referred to in the Profile, and the Exhibit (collectively called the "Agreement") by signing the Profile.

         GENERAL TERMS

         The General Terms apply to all of our Business Partners.

         ATTACHMENTS

         We describe, in a document entitled an "Attachment", additional terms that apply. Attachments may include, for example, terms that apply to the method of Product distribution (Remarketer Terms Attachment or Complementary Marketing Terms Attachment) and terms that apply to the type of Business Partner you are, for example, the terms that apply to a Distributor relationship as described in the Distributor Attachment. We specify in your Profile the Attachments that apply.

         EXHIBITS

         We describe in an Exhibit, specific information about Products and Services, for example, the Products and Services you may market, and warranty information about the Products.

         TRANSACTION DOCUMENTS

         We will provide to you the appropriate "transaction documents." The following are examples of transaction documents, with examples of the information and responsibilities they may contain:

         1. invoices (item, quantity, price, payment terms and amount due); and

         2. order acknowledgements (confirmation of Products and quantities ordered).

         CONFLICTING TERMS

         If there is a conflict among the terms in the various documents, the terms of:

         1. a transaction document prevail over those of all the documents;

         2. an Exhibit prevail over the terms of the Profile, Attachments and the General Terms;

         3. a Profile prevail over the terms of an Attachment and the General Terms; and

         4. an Attachment prevail over the terms of the General Terms.

         If there is an order of precedence within a type of document, such order will be stated in the document (for example, the terms of the Distributor Attachment prevail over the terms of the Remarketer Terms Attachment, and will be so stated in the Distributor Attachment).

         OUR ACCEPTANCE OF YOUR ORDER

         Products and Services become subject to this Agreement when we accept your order by:

         1. sending you a transaction document; or

         2. providing the Products or Services.

         ACCEPTANCE OF THE TERMS IN A TRANSACTION DOCUMENT

         You accept the terms in a transaction document by doing any of the following:

         1. signing it (those requiring a signature must be signed);

         2. accepting the Product or Services;

         3. providing the Product or Services to your Customer; or

         4. making any payment for the Product or Services.

         CONTRACT DURATION

         We specify the contract start date and the duration in your Profile. Unless we specify otherwise in writing, the Agreement will be renewed automatically for subsequent two year periods. Each of us is responsible to provide the other with three months written notice if this Agreement will not be renewed.

3.       OUR RELATIONSHIP

         RESPONSIBILITIES

         Each of us agrees that:

         1. you are an independent contractor, and this Agreement is non-exclusive. Neither of us is a legal representative or legal agent of the other. Neither of us is legally a partner of the other (for example, neither of us is responsible for debts incurred by the other), and neither of us is an employee or franchise of the other, nor does this Agreement create a joint venture between us;

         2. each of us is responsible for our own expenses regarding fulfillment of our responsibilities and obligations under the terms of this Agreement;

         3. neither of us will disclose the terms of this Agreement, unless both of us agree in writing to do so, or unless required by law;

         4. neither of us will assume or create any obligations on behalf of the other or make any representations or warranties about the other, other than those authorized;

         5. any terms of this Agreement, which by their nature extend beyond the date this Agreement ends, remain in effect until fulfilled and apply to respective successors and assignees;

         6. we may withdraw a Product or Service from marketing at any time;

         7. we will allow the other a reasonable opportunity to comply before it claims the other has not met its obligations, unless we specify otherwise in the Agreement;

         8. neither of us will bring a legal action against the other more than two years after the cause of action arose, unless otherwise provided by local law without the possibility of contractual waiver;

         9. failure by either of us to insist on strict performance or to exercise a right when entitled does not prevent either of us from doing so at a later time, either in relation to that default or any subsequent one;

        10. neither of us is responsible for failure to fulfill obligations due to causes beyond the reasonable control of either of us;

        11. IBM reserves the right to assign, in whole or in part, this Agreement and any orders hereunder, to any other IBM Related Company;

        12. IBM does not guarantee the results of any of its marketing plans;
            and

        13. each of us will comply with all applicable laws and regulations (such as those governing consumer transactions).

         OTHER RESPONSIBILITIES

         You agree:

         1. to be responsible for customer satisfaction for all your activities, and to participate in customer satisfaction programs as we determine;

         2. that your rights under this Agreement are not property rights and, therefore, you can not transfer them to anyone else or encumber them in any way. For example, you can not sell your approval to market our Products or Services or your rights to use our Trademarks;

         3. to maintain the criteria we specified when we approved you;

         4. to achieve and maintain the certification requirements for the Products and Services you are approved to market, as we specify in your Profile;

         5. not to assign or otherwise transfer this Agreement, your rights under it, or any of its approvals, or delegate any duties, unless expressly permitted to do so under this Agreement. Otherwise, any attempt to do so is void;

         6. to conduct business activities with us (including placing orders) which we specify in the operations guide, using our automated electronic system if available. You agree to pay all your expenses associated with it such as your equipment and communication costs;

         7. that when we provide you with access to our information systems, it is only in support of your marketing activities. Programs we provide to you for your use with our information systems, which are in support of your marketing activities, are subject to the terms of their applicable license agreements, except you may not transfer them;

         8. to promptly provide us with IBM documents we may require from you or the End User (for example, our license agreement signed by the End User) when applicable; and

         9. to comply with the highest ethical principles in performing under the Agreement. You will not offer or make payments or gifts (monetary or otherwise) to anyone for the purpose of wrongfully influencing decisions in favor of IBM, directly or indirectly. IBM may terminate this Agreement immediately in case of 1) a breach of this clause or 2) when IBM reasonably believes such a breach has occurred.

         OUR REVIEW OF YOUR COMPLIANCE WITH THIS AGREEMENT

         We may periodically review your compliance with this Agreement. You agree to provide us with relevant records on request. We may reproduce and retain copies of these records. We, or an independent auditor, may conduct a review of your compliance with this Agreement on your premises during your normal business hours.

         If, during our review of your compliance with this Agreement, we find you have materially breached the terms of this relationship, in addition to our rights under law and the terms of this Agreement, for transactions that are the subject of the breach, you agree to refund the amount equal to the discount (or fee, if applicable) we gave you for the Products or Services or we may offset any amounts due to you from us.

4.       STATUS CHANGE

         You agree to give us prompt written notice (unless precluded by law or regulation) of any change or anticipated change in your financial condition, business structure, or operating environment (for example, a material change in equity ownership or management or any substantive change to information supplied in your application). Upon notification of such change, (or in the event of failure to give notice of such change) IBM may, at its sole discretion, immediately terminate this Agreement.

S.       CONFIDENTIAL INFORMATION

         This section comprises a Supplement to the IBM Agreement for Exchange of Confidential Information. "Confidential Information" means:

         1. all information IBM marks or otherwise states to be confidential;

         2. any of the following prepared or provided by IBM:

            a. sales leads,

            b. information regarding Prospects,

            c. unannounced information about Products and Services,

            d. business plans, or

            e. market intelligence;

            f. any of the following written information you provide to us on our request and which you mark as confidential:

               1) reporting data,

               2) financial data, or

               3) the business plan.

         All other information exchanged between us is nonconfidential, unless disclosed under a separate Supplement to the IBM Agreement for Exchange of Confidential Information.

6.       MARKETING FUNDS AND PROMOTIONAL OFFERINGS

         We may provide marketing funds and promotional offerings to you. If we do, you agree to use them according to our guidelines and to maintain records of your activities regarding the use of such funds and offerings for three years. We may withdraw or recover marketing funds and promotional offerings from you if you breach any terms of the Agreement. Upon notification of termination of the Agreement, marketing funds and promotional offerings will no longer be available for use by you, unless we specify otherwise in writing.

7.       PRODUCTION STATUS

         Each IBM Machine is manufactured from new parts, or new and used parts. In some cases, the IBM Machine may not be new and may have been previously installed. You agree to inform your Customer of these terms in writing (for example, in your proposal or brochure).

8.       PATENTS AND COPYRIGHTS

         For the purpose of this section only, the term Product includes Licensed Internal Code (if applicable).

         If a third party claims that a Product we provide under this Agreement infringes that party's patents or copyrights, we will defend you against that claim at our expense and pay all costs, damages, and attorneys' fees that a court finally awards, provided that you:

         1. promptly notify us in writing of the claim; and

         2. allow us to control, and cooperate with us in, the defense and any related settlement negotiations.

         If you maintain an inventory, and such a claim is made or appears likely to be made about a Product in your inventory, you agree to permit us either to enable you to continue to market and use the Product, or to modify or replace it. If we determine that none of these alternatives is reasonably available, you agree to return the Product to us on our written request. We will then give you a credit, as we determine, which will be either 1) the price you paid us for the Product (less any price-reduction credit), or 2) the depreciated price.

         This is our entire obligation to you regarding any claim of infringement.

         CLAIMS FOR WHICH WE AM NOT RESPONSIBLE

         We have no obligation regarding any claim based on any of the following:

         1. anything you provide which is incorporated into a Product;

         2. your modification of a Product, or a Program's use in other than its specified operating environment;

         3. the combination, operation, or use of a Product with any Products not provided by us as a system, or the combination, operation, or use of a Product with any product, data, or apparatus that we did not provide; or

         4. infringement by a non-IBM Product alone, as opposed to its combination with Products we provide to you as a system.

9.       LIABILITY

         Circumstances may arise where, because of a default or other liability, one of us is entitled to recover damages from the other. In each such instance, regardless of the basis on which damages can be claimed, the following terms apply as your exclusive remedy and our exclusive liability.

         OUR LIABILITY

         We are responsible only for:

         1. payments referred to in the "Patents and Copyrights" section above;

         2. bodily injury (including death), and damage to real property and tangible personal property caused by our Products; and

         3. the amount of any other actual loss or damage, up to the greater of $100,000 or the charges (if recurring, 12 months' charges apply) for the Product that is the subject of the claim.

         ITEMS FOR WHICH WE ARE NOT LIABLE

         Under no circumstances (except as required by law) are we liable for any of the following:

         1. third-party claims against you for losses or damages (other than those under the first two items above in the subsection entitled 'Our Liability');

         2. loss of, or damage to, your records or data; or

         3. special, incidental, or indirect damages, or for any economic consequential damages (including lost profits or savings) even if we are informed of their possibility.

         YOUR LIABILITY

         In addition to damages for which you are liable under law and the terms of this Agreement, you will indemnify us for claims made against us by others (particularly regarding statements, representations, or warranties not authorized by us) arising out of your conduct under this Agreement or as a result of your relations with anyone else.

10.      TRADEMARKS

         We will notify you in written guidelines of the IBM Business Partner title and emblem which you are authorized to use. You may not modify the emblem in any way. You may use our Trademarks (which include the title, emblem, IBM trade marks and service marks) only:

         1. within the geographic scope of this Agreement;

         2. in association with Products and Services we approve you to market; and

         3. as described in the written guidelines provided to you.

         The royalty normally associated with non-exclusive use of the Trademarks will be waived, since the use of this asset is in conjunction with marketing activities for Products and Services.

         You agree to promptly modify any advertising or promotional materials that do not comply with our guidelines. If you receive any complaints about your use of a Trademark, you agree to promptly notify us. When this Agreement ends, you agree to promptly stop using our Trademarks. If you do not, you agree to pay any expenses and fees we incur in getting you to stop.

         You agree not to register or use any mark that is confusingly similar to any of our Trademarks.

         Our Trademarks, and any goodwill resulting from your use of them, belong to us.

11.      CHANGES TO THE AGREEMENT TERMS

         We may change the terms of this Agreement by giving you one month's written notice.

         We may, however, change the following terms without advance notice:

         1. those we specify in this Agreement as not requiring advance notice;

         2. those of the Exhibit unless otherwise limited by this Agreement;
            and

         3. those relating to safety and security.

         Otherwise, for any other change to be valid, both of us must agree in writing. Changes are not retroactive. Additional or different terms in an order or other communication from you are void.

12.      INTERNAL USE PRODUCTS

         You may acquire Products you are approved to market for your internal use within your Business Partner operations. Except for personal computer Products, you are required to advise us when you order Products for your internal use.

         We will specify in your Exhibit the discount or price, as applicable, at which you may acquire the Products for internal use. Except for personal computer Products, such Products do not count toward 1) your minimum annual attainment 2) toward determination of your discount or price, as applicable or 3) for determining your marketing or promotional funds.

         Any value added enhancement or systems integration services otherwise required by your relationship is not applicable when you acquire Products for internal use. You must retain such Products for a minimum of 12 months, unless we specify otherwise in the Exhibit.

13.      DEMONSTRATION, DEVELOPMENT AND EVALUATION PRODUCTS

         You may acquire Products you are approved to market for demonstration, development and evaluation purposes, unless we specify otherwise in the Exhibit. Such Products must be used primarily in support of your Product marketing activities.

         We will specify in your Exhibit the Products we make available to you for such purposes, the applicable discount or price, and the maximum quantity of such Products you may acquire and the period they are to be retained. The maximum number of input/output devices you may acquire is the number supported by the system to which they attach.

         If you acquired the maximum quantity of Machines, you may still acquire a field upgrade, if available.

         We may decrease the discount we provide for such Products on one month's written notice.

         You may make these Products available to a Customer for the purpose of demonstration and evaluation. Such Products may be provided to an End User for no more than three months. For a Program, you agree to ensure the Customer has been advised of the requirement to accept the terms of a license agreement before using the Program.

14.      ELECTRONIC COMMUNICATIONS

         Each of us may communicate with the other by electronic means, and such communication is acceptable as a signed writing to the extent permissible under applicable law. Both of us agree that for all electronic communications, an identification code (called a "user ID") contained in an electronic document is legally sufficient to verify the sender's identity and the document's authenticity.

15.      GEOGRAPHIC SCOPE

         All the rights and obligations of both of us are valid only in the United States and Puerto Rico.

16.      GOVERNING LAW

         The laws of the State of New York govern this Agreement.

         The "United Nations Convention on Contracts for the International Sale of Goods" does not apply.

IBM BUSINESS PARTNER AGREEMENT                                       [IBM LOGO]

REMARKETER TERMS ATTACHMENT FOR WORKSTATION SOFTWARE
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

     Section            Title                                  Page
        1.     Our Relationship ............................     2

        2.     Ordering and Delivery .......................     2

        3.     Returns .....................................     3

        4.     Price, Invoicing, Payment and Taxes .........     3

        5.     Export ......................................     5

        6.     Title .......................................     5

        7.     Risk of Loss ................................     5

        8.     Warranty ....................................     5

        9.     Ending the Agreement ........................     5

IBM BUSINESS PARTNER AGREEMENT                                       [IBM LOGO]

REMARKETER TERMS ATTACHMENT FOR WORKSTATION SOFTWARE
-------------------------------------------------------------------------------

1.       OUR RELATIONSHIP

         As our Business Partner, you market to your Customers the Programs and Services (including shrink-wrap Services) we provide to you. These terms apply to Business Partners whose method of distribution is under this Agreement and includes Distributors and Resellers for Workstation Software.

         RESPONSIBILITIES

         Each of us agrees:

         1. each of us is free to set its own prices and terms;

         2. neither of us will discuss its Customer prices and terms in the presence of the other; and

         3. we offer a money back guarantee for IBM and Lotus Programs to End Users. You agree to 1) accept their return within the time frame we specify, 2) refund the full amount the Customer paid for the returned Programs, and 3) dispose of them (including all the components) as we specify.

         OTHER RESPONSIBILITIES

         You agree to:

         1. provide high quality technical support, including effective "hot-line" (or equivalent) support to your Customers, as applicable;

         2. provide us with sufficient, free and safe access to your facilities, at a mutually convenient time, for us to fulfill our obligations;

         3. retain records, as we specify in the operations guide, of each Program and Service transaction (for example, a sale or credit) for three years;

         4. maintain sufficient inventory to meet Customer demands;

         5. provide us with marketing, sales, and inventory information for our Programs and Services as we specify in the operations guide;

         6. provide a dated sales receipt (or its equivalent, such as an invoice) to your Customers before or upon delivery of Programs and Services; and

         7. when you are approved to market to Remarketers, market Programs and Services which require certification only to Remarketers who are certified to market them.

2.       ORDERING AND DELIVERY

         You may order from us as we specify in the operations guide.

         We will agree to a location to which we will ship. We may establish criteria for you to maintain at such location (for example, certain physical characteristics, such as a loading dock).

         Upon becoming aware of any discrepancy between our shipping manifest and the Programs and Services received from us, you agree to notify us immediately. We will work with you to reconcile any differences.

         Although we do not warrant delivery dates, we will use reasonable efforts to meet your requested delivery dates.

         We select the method of transportation and pay associated charges for Programs and Services we ship.

         If we are unable to stop shipment of an order you cancel, and you return such Programs or Services to us after shipment, our returns terms apply.

3.       RETURNS

         You must request and receive approval from us to return Programs and Services. We will inform you in writing of the schedule by which you may return Programs and Services to us. Such Programs and Services must have been acquired directly from us. We will issue a credit to you when we accept the returned Programs and Services. The credit will be based on the price you paid for the Programs and Services, less any price adjustments. They must be received by us within one month of our approving their return, unless we specify otherwise to you in writing. You agree to ensure that the Programs and Services are free of any legal obligations or restrictions that prevent their return. We accept them only from locations, within the country, to which we shipped them. We will reject any that do not comply with these terms. Additional information will be provided to you in writing.

         CURRENT PROGRAMS AND SERVICES

         Current Programs and Services are those that are currently marketed by us. For purposes of rebalancing your inventory, any current Programs and Services may be returned to us for credit. You agree to pay shipping and associated charges for Programs and Services you return. Returned Programs and Services must be in our unopened and undamaged packages.

         WITHDRAWN PROGRAMS AND SERVICES

         Withdrawn Programs and Services are those which are no longer marketed by us. Requests to return withdrawn Programs and Services must be submitted within seven months from the date of withdrawal or "end-of-life" date. You agree to pay shipping and associated charges for Programs and Services you return. Returned Programs and Services must be in their unopened and undamaged packages.

         UNSALABLE PROGRAMS

         Unsalable Programs are those which are:

         1. defective;

         2. damaged;

         3. returned by the End User under our money-back guarantee;

         4. returned because the End User did not accept the terms of the license agreement; or

         5. returned by the End User under the terms of their warranty.

         You agree to refund the amount paid for Programs returned by your customer for any of the above reasons.

         We are responsible for transportation charges we authorize for the return of Unsalable Programs.

4.       PRICE, INVOICING, PAYMENT AND TAXES

         PRICE

         The price for each Program and Service will be made available to you in a communication which we provide to you in published form or through our electronic information systems or a combination of both.

         The price for each Program or Service is the lower of the price in effect on the date we receive your order or the date we ship a Program or Service to you, if it is within six months of the date we receive your order.

         However, if we receive your order after a price increase notification, but before the effective date of the price increase, the price in effect is the higher price. An exception to this is for orders for shrink-wrap Programs (including "use pack" and "license pack") for quantities the sum of which is not more than your prior four weeks sales as reported to us. For such orders, the price in effect is the lower price.

         PRICE CHANGES

         We may change prices at any time. We will inform you of any price changes and endeavor to give you prior price change notification.

         You will receive the benefit of a price decrease for Programs or Services we ship on or after the effective date of the decrease.

         If we decrease the price for a Program or Service, you will be eligible to receive a price decrease credit for those in your inventory in the country from which they were acquired from us. However, if acquired from us under a special offering (for example, promotional price or other special incentive), they may not be eligible for a full credit. They must have been acquired directly from us.

         Such inventory is your on-hand inventory level, your returns in transit to us, and those in transit from us to you, all on the day prior to the effective date of the price decrease. You are required to report, in a format we specify in the operations guide, such inventory level within one month of the price decrease.

         The price decrease credit is the difference between the price you paid, after any adjustments, and the new price. We reserve the right to audit your inventory and records on your premises.

         INVOICING, PAYMENT AND TAXES

         Amounts are due upon receipt of invoice and payable as specified in a transaction document. You agree to pay accordingly, including any late payment fee.

         Details of any late payment fee will be provided upon request at the time of order and will be included in the invoice.

         You may use a credit only after we issue it.

         If any authority requires us to include in our invoice to you a duty, tax, levy, or fee which they impose, excluding those based on our net income, upon any transaction under this Agreement, then you agree to pay that amount.

         RESELLER TAX EXEMPTION

         You agree to provide us with your valid reseller exemption documentation for each applicable taxing jurisdiction to which we ship Programs and Services. If we do not receive such documentation we will charge you applicable taxes and duties. You agree to notify us promptly if this documentation is rescinded or modified. You are liable for any claims or assessments that result from any taxing jurisdiction refusing to recognize your exemption.

         PURCHASE MONEY SECURITY INTEREST

         You grant us a purchase money security interest in your proceeds from the sale of, and your accounts receivable for, Programs and Services, until we receive the amounts due. You agree to sign an appropriate document, (for example, a "UCC-1") to permit us to perfect our purchase money security interest.

         FAILURE TO PAY ANY AMOUNTS DUE

         If you fail to pay any amounts due in the required period of time, you agree that we may do one or more of the following, unless precluded by law:

         1. impose a finance charge, as we specify to you in writing, up to the maximum permitted by law, on the portion which was not paid during the required period;

         2. require payment on or before delivery of Programs or Services;

         3. repossess any Programs and Services for which you have not paid. If we do so, you agree to pay all expenses associated with repossession and collection, including reasonable attorneys' fees. You agree to make the Programs and Services available to us at a site that is mutually convenient;

         4. not accept your order until any amounts due are paid;

         5. terminate this Agreement; or

         6. pursue any other remedy available at law.

         We may offset any amounts due you, or designated for your use (for example, marketing funds or promotional offerings), against amounts due us or any of our Related Companies.

         In addition, if your account with any of our Related Companies becomes delinquent, we may invoke any of these options when allowable by applicable law.

5.       EXPORT

         You may actively market Programs and Services only within the geographic scope specified in this Agreement. You may not market outside this scope and you agree not to use anyone else to do so.

6.       TITLE

         We do not transfer a Program's title.

7.       RISK OF LOSS

         We bear the risk of loss of, or damage to, a Program until its initial delivery from us to you. Thereafter, you assume the risk.

8.       WARRANTY

         Warranty terms for Programs are described in the Program's license terms. Unless we specify otherwise, we provide other vendor Programs WITHOUT WARRANTY OF ANY KIND. However, other vendors may provide their own warranties.

9.       ENDING THE AGREEMENT

         Either of us may terminate this Agreement, with or without cause, on three months' written notice. If, under applicable law, a longer period is mandatory, then the notice period is the minimum notice period allowable.

         If we terminate for cause (such as you not meeting your minimum annual attainment) we may, at our discretion, allow you a reasonable opportunity to cure. If you fail to do so, the date of termination is that specified in the notice.

         However, if either party breaches a material term of the Agreement, the other party may terminate the Agreement on written notice. Examples of such breach by you are: if you do not maintain customer satisfaction; if you do not comply with the terms of a transaction document; if you repudiate this Agreement; or if you make any material misrepresentations to us. You agree that our only obligation is to provide the notice called for in this section and we are not liable for any claims or losses if we do so.

         At the end of this Agreement, you agree to:

         1. pay for or return to us, at our discretion, any Programs or Services for which you have not paid; and

         2. allow us, at our discretion, to acquire any other Programs or Services in your possession or control, at the price you paid us, less any credits issued to you.

         Programs to be returned must be in their unopened and undamaged packages and in your inventory (or in transit from us) on the day this Agreement ends. We will inspect the Programs, and reserve the right to reject them. You agree to pay all the shipping charges.

         At the end of this Agreement, each of us agrees to immediately settle any accounts with the other. When allowable by applicable law, we may offset any amounts due you against amounts due us or any of our Related Companies.

         You agree that if we permit you to perform certain activities after this Agreement ends, you will do so under the terms of this Agreement.

IBM BUSINESS PARTNER AGREEMENT                                      [IBM LOGO]

RESELLER ATTACHMENT FOR WORKSTATION SOFTWARE
-------------------------------------------------------------------------------

These terms prevail over and are in addition to or modify the Remarketer Terms Attachment for Workstation Software.

1.       MARKETING APPROVAL

         You are approved as a Reseller for Workstation Software under remarketer terms for workstation software to market Programs and Services.

2.       YOUR RESPONSIBILITIES TO US

         You agree:

         1. to develop a mutually acceptable business plan with us. Such plan will document your marketing plans as they apply to our relationship. We will review the plan, at a minimum, twice a year;

         2. that, unless precluded by applicable law, one of the requirements for you to retain this relationship is that you achieve the minimum annual attainment, as we specify in your Profile;

         3. to order Programs and Services, as we specify in the operations guide;

         4. to maintain trained personnel for the Programs and Services you are approved to market;

         5. to provide us, on our request, relevant financial information about your business so we may, for example, use this information in our consideration to extend credit terms to you. We will require, at a minimum, an annual audited financial report;

         6. to maintain the capability to demonstrate the Programs, as we specify in writing;

         7. to report Program defects to us, as applicable; and

         8. to support our marketing strategy by maintaining an inventory of selected Programs and Services, as we specify in writing.

3.       YOUR RESPONSIBILITIES TO END USERS

         You agree to:

         1. identify and select the required technology based upon the End User's requirements; inform the End User of Program installation requirements, and provide configuration support;

         2. comply with the terms regarding Program upgrades as we specify on the Program package and in the Exhibit;

         3. fulfill all valid orders for Programs and Services which you market;

         4. inform the End User that the sales receipt (or other documentation, such as Proof of Entitlement, if it is required) will be necessary for proof of warranty entitlement;

         5. provide defect-related Program Services by copying and providing service materials (for example, "slipstream" or "corrective service diskettes") to your End Users who are licensed for the Program. You may provide an enhanced version of this support through our applicable Services you market to the End User. If you do, we assume customer satisfaction for such support;

         6. be the primary contact for Program information and technical support. Such support responsibility may be provided through our applicable Services you market to the End User. If you market our Services, we assume customer satisfaction responsibility for such support; and

         7. assist your End User in Program problem determination and resolution, unless this responsibility is delegated as specified in items 5 and 6 above.

[IBM LOGO]

                         IBM BUSINESS PARTNER AGREEMENT

                                 UNITED STATES

                        EXHIBIT FOR WORKSTATION SOFTWARE

The Exhibit for Workstation Software consists of terms and conditions specific to Workstation Software Programs and Services, and an Eligible Programs and Services List (Lotus/IBM Channel Price List). In order to provide you with the most current Programs and Services information, we will update the Lotus/IBM Channel Price List database electronically. You may access the list on the Lotus Notes Network (LNN).

ELIGIBLE PROGRAMS AND SERVICES

You are eligible to order and market all Programs and Services maintained on the Eligible Programs and Services List except those Programs identified as certification or authorization required.

You become eligible to order and market Certified Programs once you have met the certification criteria. Distributors may only market Certified Programs to Remarketers who have met the certification criteria. Certification requirements will be included in the announcement of Certified Programs.

You become eligible to order and market Authorized Programs when you are authorized under the terms of the applicable Attachment. These include Programs only available under the terms of the Passport, Advantage, Academic Programs and the Federal Alliance Offering Attachments.

PROGRAM WARRANTY

Warranty terms are as specified in the Remarketer Terms Attachment for Workstation Software.

PROGRAM UPGRADES AND LOTUS MAINTENANCE

The upgrade designation and the upgrade qualification criteria will be identified on Program upgrade packages.

End user Customers may acquire upgrades or Lotus Maintenance only up to the number for which they are currently authorized.

You must assist your Customers to understand the qualifying criteria, as applicable.

DEMONSTRATION AND EVALUATION PROGRAMS

A reasonable number of copies for most Programs may be made available to you at no charge for the purpose of demonstration to, and evaluation by, your Customers. Demonstration and Evaluation copies are specially marked as not for resale packages and may be provided to End Users for no longer than three months. Such Programs must be returned by the End User with all media, any Program copies, and documentation included. Ordering procedures and information regarding eligible Demonstration and Evaluation Programs are included in the operations guide. Development copies are not available for Workstation Software Programs.

INTERNAL USE

Workstation Software Programs will be available to you for your internal Business Partner operations. Your price for such Programs will be based on the best discounted price available to End Users through our standard volume offerings, but will not be subject to any volume requirement. Ordering procedures for internal Use Programs are included in the operations guide.

INTERNAL USE FOR DISTRIBUTOR'S CUSTOMERS

If you are approved as a Distributor of Workstation Software, as an exception to your Distributor Marketing Approval (which does not allow you to market to End Users), you may provide Programs to your Remarketers for use within their internal remarketer operations. Such Programs are available to you at standard Distributor or volume offering prices, as applicable. All Lotus Passport and IBM Software Advantage End User volume requirements apply.

IBM BUSINESS PARTNER AGREEMENT                                     [IBM LOGO]

FEDERAL ALLIANCE OFFERING ATTACHMENT FOR
RESELLERS OF WORKSTATION SOFTWARE
-------------------------------------------------------------------------------

These terms are in addition to or modify and prevail over the terms of the Remarketer Terms Attachment for Workstation Software.

   YOUR RESPONSIBILITIES

      Each year for which you are approved for the terms of this Attachment, we will provide you with a Letter of Supply in support of your response requirements for GSA awards. We may provide other documentation, as required by the GSA, upon your request.

      You are protected for price increases for Programs you market under a GSA award. We will specify the price protection terms to you in writing.

      For an open bid opportunity, on an exception basis, you may provide Programs to qualifying Remarketers (system integrators, prime contractors, subcontractors and 8A companies) when such Remarketers provide Programs under the terms of a Federal award to End Users who qualify for GSA terms. We may provide you with a rebate on Programs you provide to Remarketers. Any such rebate will be a percent of the price you paid us for the Program, less any credits we issued to you. We will inform you in writing of that percent. In order to obtain the rebate, you agree to report to us in a time frame and format we specify, certain information regarding the Programs provided to such Remarketers.

      For Programs you market to qualifying Remarketers for their sale to a Federal agency or department, you agree to:

      1. prior to your distribution of Programs to a Remarketer, obtain a copy of the documentation substantiating that the Remarketer has a valid award in effect from the Federal agency for the specific Programs and quantities to be provided to the agency by the Remarketer. A valid award must include the award number, the Federal End User (agency) name and ship-to zip code;

      2. maintain for one year from the transaction date, a copy of the award documentation with a copy of your invoice to the Remarketer;

      3. perform an audit, at our request, of the Remarketers to whom you provided Programs, under the terms of this offering, to ensure the awards have been fulfilled in accordance with the award terms;

      4. report to us, in a time frame and format we specify, your sales, under the terms of this offering, to a Federal agency or department, or to Remarketers who provide Programs to a Federal agency or department;

      5. ensure that the terms in any agreement you may have with your Remarketers are not in conflict with this Agreement;

      6. distribute Programs and Services to them on an equitable basis;

      7. inform them that you provide sales and technical support (you are responsible for their satisfaction with such support);

      8. provide configuration support to them for Programs that require it;

      9. maintain sufficient inventory of Programs and Services to meet Remarketer demand;

     10. provide defect-related Program Services by copying and providing to your Remarketers the service materials (for example, "slipstream" or "corrective service diskettes") we provide to you;

     11. fulfill all valid orders from Remarketers for eligible Programs and Services;

     12. provide Programs for demonstration, evaluation and internal use purposes to Remarketers on their request;

     13. assist your Remarketer in Program problem determination and resolution; and

     14. provide the following items to Remarketers when we give such items to you for distribution to them:

         a. promotional offerings and material;

         b. incentives;

         c. marketing funds;

         d. support documentation; and

         e. advertising material.

         You agree to distribute them proportionally and according to the procedures we specify, and require the Remarketer to properly implement or distribute them, as applicable.

   Your Remarketers' Responsibilities

      You agree to inform your Remarketers of their responsibility to:

      1. identify and select the required technology based upon the End User's requirements; inform the End User of Program installation requirements; and provide configuration support;

      2. be the primary contact for Program information and technical support. Such support responsibility may be provided through our applicable Services they market to the End User. If they market our Services, we assume customer satisfaction responsibility for such support;

      3. report Program defects to you, as applicable;

      4. refund the amount paid for a Program returned because the End User:

         a. returned it under the terms of its warranty;

         b. does not accept the terms of the license; or

         c. returned it under the money-back guarantee.

      5. comply with the terms regarding Program upgrades as we specify on the Program package and in the Exhibit;

      6. fulfill all valid orders for Programs and Services which they market;

      7. provide defect-related Program Services by copying and providing service materials (for example, "slipstream" or "corrective service diskettes") to their End Users who are licensed for the Program. They may provide an enhanced version of this support through our applicable Services they market to the End User. If they do, we assume customer satisfaction responsibility for such support;

      8. assist the End User in Program problem determination and resolution, unless this responsibility is delegated as specified in item 7 above;

      9. retain records of each sales transaction for three years;

     10. provide the support necessary to maintain customer satisfaction;

     11. provide a dated sales receipt or its equivalent (such as an invoice) to the End User; and

     12. inform the End User the sales receipt the Remarketer provides (or other documentation, such as Proof of Entitlement, if it is required) will be necessary for proof of warranty entitlement.

IBM BUSINESS PARTNER AGREEMENT                                      [IBM LOGO]

ACADEMIC PROGRAMS ATTACHMENT FOR RESELLERS

OF WORKSTATION SOFTWARE
-------------------------------------------------------------------------------

These terms prevail over and are in addition to or modify the Remarketer Terms Attachment for Workstation Software.

We approve you to market Academic Programs, specified as such by us, to Academic End Users.

1.       YOUR RESPONSIBILITIES

         You agree:

         1. to market Academic Programs only to End Users who are those who have enrolled as full or part-time students, faculty, or instructional staff of academically accredited not-for-profit institutions (called Academic End Users). Additionally, academically accredited not-for-profit institutions are Academic End Users;

         2. when you sell to individual Academic End Users, to require them to provide you with a valid photo identification, or a similar identification commonly used by the institution at which they are enrolled, that validates their status as an Academic End User. You also agree to retain a record of such documentation for a period of one year;

         3. when you sell to an institutional Academic End User, to obtain a purchase order from that institution;

         4. to create unique stock keeping unit (SKU) numbers for Academic Programs, such that they may be distinguished within your inventory from their non-Academic Program equivalents;

         5. when you display Academic Programs in a retail environment, to clearly display their status as Academic Programs;

         6. to maintain and produce, on our request, your record of Academic Program sales. In the event you are unable to produce evidence that such Programs were sold to Academic End Users, we will invoice you for the difference in price between the Academic Programs and their non-Academic Program equivalents;

         7. to report to us your sales of Academic Programs, as we specify in the operations guide; and

         8. that if you breach the terms of this Attachment, we may suspend or terminate our approval of you to market Academic Programs.

IBM BUSINESS PARTNER AGREEMENT                                      [IBM LOGO]

PASSPORT ATTACHMENT FOR RESELLERS OF WORKSTATION SOFTWARE
-------------------------------------------------------------------------------

These terms prevail over and are in addition to or modify the Remarketer Terms Attachment for Workstation Software.

1. DEFINITIONS

      PASSPORT CONTRACT OPTION

      The Passport Contract Option is a Lotus worldwide purchasing option designed for End Users who can commit to buying quantities of Lotus software, maintenance and support we specify totaling 1,000 points or more during the End User's initial two-year contract period. Passport Contract Option End Users sign a two year Lotus Passport Program Agreement.

      PASSPORT ENTERPRISE OPTION

      The Passport Enterprise Option is a Lotus worldwide purchasing option designed for End Users who can commit to purchasing Lotus software we specify for a minimum of 500 users. Enterprise Option End Users sign a two-year Lotus Passport Program Agreement.

      PASSPORT TOTAL CAMPUS OPTION

      The Passport Total Campus Option is a Lotus purchasing option designed for educational End Users who may purchase Lotus academic software for up to the total number of Full Time Equivalent (FTE) students, faculty and staff at their institution. Eligible educational End Users sign a three year Lotus Academic Passport Program Total Campus Option Enrollment form.

      PASSPORT GOVERNMENT CONTRACT OPTION

      The Passport Government Contract Option is a Lotus purchasing option designed for United States Federal, State and Local Government End Users that are able to forecast their software needs and manage software acquisitions and upgrade requirements over an extended period. It is structured to accommodate the specific requirements of Government contracts. Government Contract Option End Users sign the Government Contract Option Volume Purchase Forecast Schedule.

2. LIMITATIONS

      MARKETING APPROVAL

      You may market the Contract, Enterprise, Total Campus, and Government Contract Options of the Lotus Passport Program (Passport) to End Users with whom Lotus has a signed Lotus Passport Program Agreement (Passport End Users).

      INTERNATIONAL FULFILLMENT

      You may initiate and be named by Passport End Users as a Passport Reseller on all their Passport Agreements in any geography in which Passport is available. Purchases you make from Lotus will be in the currency of the country in which the purchase is made, or in a currency we otherwise specify. Passport End User certificates resulting from such transactions, regardless of installation location, will be in the language of the country of the Lotus facility from which you purchased Passport. These certificates will be distributed by us to the location specified in the Passport End User's enrollment form.

      PASSPORT MEDIA AND DOCUMENTATION PACKS

      Passport media containing Lotus software and documentation packs containing Lotus software documentation will be available to you for distribution only to your Passport End Users and other End Users we specify. You may inventory Passport media and documentation packs as you would any Lotus shrink-wrap packages.

3. YOUR RESPONSIBILITIES

      Each Passport End User may have an unlimited number of Sites (Site as defined in the End User's Lotus Passport Program Agreement), all contributing to one single contract commitment. Whenever a Site of an End User designates you as their Passport Reseller, this designation will be communicated to you. You agree to then process all orders for Programs from this Site as we specify to you.

      You agree to accept all Site orders from End Users throughout the term of their Lotus Passport Program Agreement and to report such sales to us as we specify in the operations guide.

      When we advise you that one of your Passport End Users is deficient and is approaching, or has reached, their contract performance milestone date or their maintenance renewal anniversary date, you agree to solicit purchase orders from that Passport End User until the Passport End User is in compliance with their Lotus Passport Program Agreement.

      You agree to:

      1. pass through to your Passport End Users, at the time of all applicable transactions, any Lotus special reduction incentives designed to encourage Passport End User purchasing activity, as defined by Lotus;

      2. communicate to your Passport End Users all Passport promotions, exceptions, and special offers, when informed of such by Lotus;

      3. advertise Passport to prospective Passport End Users on a regular basis;

      4. install and use a Notes server and the Notes Passport databases, or their equivalents, as we specify in the operations guide;

      5. name and maintain a Passport Staff to competently administer Passport both within your organization as well as when interacting with Lotus, as we specify in the operations guide. You may not begin ordering Passport from Lotus until each member of your Passport Staff has been trained to perform their Passport related functions competently. We have the sole right to evaluate the Passport competency of each such staff member. You also agree to notify Lotus of any changes to your Passport Staff as we specify in the operations guide.

      6. on our request, send at your expense, a qualified representative to participate in a specialized Passport training session as we specify. In addition, you agree to have your representative attend, at your expense, other Passport training and to participate in conference calls as announced by Lotus.

4. SUSPENSION AND TERMINATION

      If you breach the terms of this Attachment we may, immediately on notice to you, suspend or terminate your Passport approval. If we do, you may no longer accept Passport orders from Passport End Users. We may allow you a reasonable opportunity to cure. If you fail to do so, we will take the action we specified in our notice to you.

IBM BUSINESS PARTNER AGREEMENT                                      [IBM LOGO]

SOFTWARE ADVANTAGE ATTACHMENT FOR RESELLERS OF WORKSTATION SOFTWARE
-------------------------------------------------------------------------------

These terms are in addition to or modify and prevail over the Remarketer Terms Attachment for Workstation Software.

Under this Attachment, End Users who have in effect an IBM Software Advantage for Workstations International Discount Agreement (Software Advantage Agreement), who have named you on a Software Advantage Supplement (Supplement), may fulfill their Software Advantage requirements through you. You must submit the Supplement and any other applicable documentation to us. A copy of the Software Advantage Agreement and applicable Supplement will be returned to you after our acceptance. Additional End User Software Advantage orders may be fulfilled during the Software Advantage Agreement period.

         ELIGIBLE PRODUCTS

         The Software Advantage Products (Eligible Products) that End Users may acquire from you in fulfillment of a Software Advantage Agreement are
         1) Eligible Programs, 2) Upgrade Protection, and 3) Media Packs, listed on the IBM Software Advantage for Workstations Eligible Product List (Eligible Product List).

         Eligible Programs provide the End User with right-to-copy and use licenses, or right-to-use licenses, as applicable. We also grant the End User the right to copy Program documentation. Program media and documentation are not included with Eligible Programs and must be acquired separately. Once an End User acquires an initial Program and The Program's documentation, the End User may use such Program and documentation to make copies.

         Upgrade Protection provides the End User with upgrade security protection for Eligible Programs acquired under their Software Advantage Agreement and for Eligible Programs the End User has already installed. By acquiring Upgrade Protection, End Users are entitled to future Program upgrades (i.e., new versions, releases or other enhancements, as IBM determines) that are announced within the period of the End User's Software Advantage Agreement.

         A Media Pack consists of the Program on separate media, without documentation or a copy of the license agreement. Media Packs may only be marketed to End Users who acquire them under the terms of a Software Advantage Agreement. Media Packs are available at an additional charge. End Users may elect to fulfill their right to copy license requirements through any combination of Media Packs and by making copies, the total of which may not exceed the number of Eligible Programs as specified in the End User's Software Advantage Agreement.

         PRICES, AND PAYMENT

         We will specify to you in writing, our pricing for Eligible Programs and Upgrade Protection, which is based on the total Suggested Retail Price (SRP) value of the End User's Software Advantage Agreement being fulfilled. When the End User acquires Eligible Programs and Upgrade Protection for such Programs during the Software Advantage Agreement period, the charges for Upgrade Protection will be prorated based on the full remaining quarters of the End User Software Advantage Agreement. The price for a Media Pack is the price as specified in the Software Advantage price list we provide to you.

         We will invoice you when we match your order for Eligible Products to an initial or subsequent Supplement, or to your monthly report.

         YOUR RESPONSIBILITIES

         You agree:

         1. to market Eligible Products to your End Users only in fulfillment of their Software Advantage Agreement;



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         2. to submit to us by the effective date of the Software Advantage
            Agreement or a revised Software Advantage Agreement, as applicable, your matching order for Eligible Products included on a Supplement,

         3. to report to us, subsequent End User acquisitions taken in fulfillment of their Software Advantage Agreement. The report must be received by us within ten business days after the last day of the month in which the End User acquired "he Eligible Products;

         4. to provide Media Packs 1) only to eligible End User's, under the terms of the Software Advantage Agreement, and 2) in lieu of, and not in addition to, copies an End User acquires as right-to-copy licenses;

         5. if we withdraw an Eligible Product, you will not market such Product after the effective date of the withdrawal without our prior written approval:

         6. to communicate to your Software Advantage End Users all Software Advantage promotions, exceptions and special offerings, when informed of such by us; and

         7. to advertise Software Advantage to prospective Software Advantage End Users on a regular basis.

         TERMINATION

         Either of us may terminate this Attachment at any time. When this Attachment is terminated you agree to report to us, and immediately pay us, all amounts due for any End User acquisitions not yet reported.



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